UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021 (June 9, 2021)

Discovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(Address of principal executive offices, including zip code)

(240) 662-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2021, Discovery Communications, LLC (“DCL”) entered into a multicurrency revolving Credit Agreement (the “Credit Agreement”) among DCL, certain wholly-owned subsidiaries of DCL (each a “Designated Borrower” and, together with DCL, the “Borrowers”), Discovery, Inc. (“Discovery”), as Facility Guarantor, Scripps Networks Interactive, Inc. (“Scripps”), as subsidiary guarantor, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Credit Agreement replaced the existing $2.5 billion credit agreement, dated February 4, 2016 as amended, among DCL, Discovery, certain lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

The Credit Agreement provides for a senior revolving credit facility with initial commitments of $2.5 billion. Upon the closing of Discovery’s proposed combination transactions with AT&T’s media business, known as WarnerMedia, the available commitments under the facility may, subject to certain conditions, be increased by $3.5 billion, to an aggregate amount not to exceed $6.0 billion. The Credit Agreement includes a $150 million sublimit for the issuance of standby letters of credit. Under the Credit Agreement, DCL may also request an additional increase of the commitments from time to time up to an aggregate additional $1 billion from the lenders, who may elect to make such increase available, upon the satisfaction of certain conditions.

The obligations of the Borrowers under the Credit Agreement are unsecured and are guaranteed by Discovery and Scripps. Following the closing of the proposed combination transactions, the obligations of the Borrowers will also be guaranteed by the holding company of the WarnerMedia business. Proceeds from the Credit Agreement may be used to repay all obligations under the existing $2.5 billion credit agreement and for other general corporate purposes. The senior credit facility permits the Borrowers to borrow under two separate tranches in U.S. dollars, certain specified foreign currencies and each other currency that may be approved in accordance with the Credit Agreement.

Loans under the Credit Agreement will bear interest based on a floating rate (which may be LIBOR, the Base Rate, EURIBOR, TIBOR or SONIA based on the applicable currency of borrowing) plus a margin. The margin for dollar-based LIBOR loans will range from 77.5 basis points to 135.0 basis points based on Discovery’s debt ratings from time to time. In addition, DCL has agreed to pay to the Lenders a facility fee, quarterly in arrears, on the aggregate commitments that ranges from 10.0 basis points to 27.5 basis points based on Discovery’s debt ratings from time to time.

The senior credit facility will be available on a revolving basis until June 9, 2026, with an option to extend maturity by an additional 364 days (which option may be exercised twice) subject to lender consent and certain other customary conditions. The Borrowers may optionally prepay the loans or irrevocably reduce or terminate the unutilized portion of the commitments under the senior revolving credit facility, in whole or in part, without premium or penalty at any time.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Negative covenants include, among others, with respect to DCL, Scripps and their subsidiaries, and following the closing of the proposed combination transactions, the holding company of the WarnerMedia business and its subsidiaries, limitations on liens, investments, indebtedness, dispositions, transactions with affiliates, dividends and restricted payments and certain burdensome agreements. Such entities as well as Discovery are also subject to a limitation on mergers and disposition of all or substantially all of their respective assets. The Credit Agreement contains customary events of default, including, among others, the occurrence of a Change in Control (as defined in the Credit Agreement).

The Credit Agreement also requires DCL to maintain a consolidated interest coverage ratio (as defined in the Credit Agreement) of no less than 3:00 to 1:00 and a consolidated leverage ratio (as defined in the Credit Agreement) of no more than (i) from and after the last day of the first full fiscal quarter following the Effective Date (as defined in the Credit Agreement) to the Measurement Period (as defined in the Credit Agreement) ending on the last day of the first full fiscal quarter following the Closing Date (as defined in the Credit Agreement), 4.50 to 1:00, (ii) from and after the Measurement Period ending on the last day of the first full fiscal quarter following the Closing Date to the Measurement Period ending on the last day of the first full fiscal quarter after the first anniversary of the Closing Date, no more than 5.75:1.00, (iii) from and after the Measurement Period ending on the last day of the full fiscal quarter after the first anniversary of the Closing Date to the Measurement Period ending on the last day of the first full quarter after the second anniversary of the Closing Date, 5.00:1.00, and (iv) thereafter, 4.50:1.00.

In calculating consolidated EBITDA for purposes of calculating the financial covenants, certain additional items that would not have been permitted addbacks under the existing $2.5 billion credit agreement are now permitted to be added back, including losses to the extent related to (x) the implementation of direct-to-consumer platforms and (y) the provision of coverage for the 2020 Summer Olympics. The specific add-backs mentioned in the preceding sentence are capped at (1) $750 million for any Measurement Period ending on or after September 30, 2021, through and including June 30, 2022, (2) $500 million for any Measurement Period ending on or after September 30, 2022, through and including June 30, 2023, (3) $250 million for any Measurement Period ending on or after September 30, 2023, through and including June 30, 2024 and (4) $0 thereafter.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 4.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

On June 9, 2021, in connection with the execution of the Credit Agreement described in Item 1.01 above, DCL and Discovery terminated the existing $2.5 billion credit agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Credit Agreement, dated as of June 9, 2021, among Discovery Communications, LLC (“DCL”), certain wholly-owned subsidiaries of DCL, Discovery, Inc., as Facility Guarantor, Scripps Networks Interactive, Inc., as subsidiary guarantor, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2021	DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer